Exhibit 4.8

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated March 10, 2006 (except for Note 16 which is as of March 17, 2006), with respect to the financial statements of Shellbridge Oil & Gas, Inc. for the three month period ended December 31, 2005 incorporated by reference in the Information Circular of Shellbridge Oil & Gas, Inc. dated May 24, 2006 included in the Registration Statement (Form F-80) of True Energy Trust.

/s/ Ernst & Young LLP

Vancouver, Canada

May 26, 2006

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated August 26, 2005, with respect to the balance sheet of Shellbridge Oil & Gas, Inc. as at August 26, 2005 and the schedule of revenue and operating expenses of the assets transferred to Shellbridge Oil & Gas, Inc. (the “Exploration Assets”) for each of the years ended December 31, 2004 and 2003 and the nine month period ended December 31, 2002 included in the Information Circular of Shellbridge Oil & Gas, Inc. dated May 24, 2006 included in the Registration Statement (Form F-80) of True Energy Trust.

/s/ Ernst & Young LLP

Vancouver, Canada

May 26, 2006